No. of Rights ____
Certificate No.
                             ONEITA INDUSTRIES, INC.

                Subscription Rights Certificate for Common Stock

The Registered Owner of this Subscription Rights Certificate is entitled to subscribe, at a Subscription Price of $7.00 per share, for one quarter of one share of Common Stock (the "Common Stock") of Oneita Industries, Inc. for each Right stated hereon pursuant to the Basic Subscription Right. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus, dated ________, 1996.

This Subscription Rights Certificate is not transferable and may not be combined.

Full written instructions for the use of this Subscription Rights Certificate and additional copies of the Prospectus are available from the following
Subscription Agent, to which this Subscription Rights Certificate, when completed and signed on the reverse side hereof, should be delivered together with payment in full of the Subscription Price in order to exercise the Rights:

                               Subscription Agent
                     American Stock Transfer & Trust Company

                      By, Mail , Hand or Overnight Courier
                                 40 Wall Street
                                   46th Floor
                            New York, New York 10005


                                   ONEITA INDUSTRIES, INC.
                                   By: American Stock Transfer & Trust Company,
                                   Subscription Agent


                               Authorized Officer
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The  Subscription  Offer  expires  at  5:00  p.m.,  local  time  in New  York on
__________, 1996 and this certificate is void thereafter
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FOUR (4) RIGHTS AND PAYMENT OF THE SUBSCRIPTION PRICE SHOWN HEREON
ARE NEEDED TO
SUBSCRIBE  FOR EACH SHARE OF COMMON  STOCK  PURSUANT  TO THE BASIC
SUBSCRIPTION
RIGHT.

                    FORM A - SUBSCRIPTION TO PURCHASE SHARES:
__________
Number of
Rights

FOUR RIGHTS AND THE SUBSCRIPTION PRICE SHOWN HEREON ARE REQUIRED TO SUBSCRIBE FOR EACH SHARE OF COMMON STOCK PURSUANT TO THE BASIC SUBSCRIPTION RIGHT.


BOX 1A-BASIC SUBSCRIPTION RIGHT            BOX 1B- AMOUNT AND SIGNATURE
                                           Total Payment Enclosed $___________
No. of Shares  Subscription   Payment      SIGNATURE-I hereby subscribe for
 Subscribed     Price         Enclosed     shares of Common Stock of Oneita
                                           Industries, Inc. upon the terms
____________  x  $7.00    =   $______      specified in the Prospectus.
                                           Subscribers Telephone No.(  )_______
                                           Subscribers Signature ______________


EXPIRATION: 5:00 P.M., NEW YORK CITY TIME ____________________, 1996.



                      FORM B - DIVISION OF THIS CERTIFICATE

The undersigned hereby represents that it is holding this certificate and the Rights evidenced hereby for the benefit of the persons listed below and you are hereby instructed to divide this Subscription Rights Certificate and the Rights indicated hereon into Subscription Rights Certificates in the name of the undersigned in number equal to the number of persons listed below and in the amounts set forth opposite their names:

               NAME                           NUMBER OF RIGHTS

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(If  necessary,  continue on another page or pages and be sure to sign each such additional page.)

Signature ____________________________________________